Exhibit 99.1

Heinz Reports Double-Digit EPS Growth to $0.90 from Continuing Operations;
Reaffirms Previously Announced Fiscal 2013 Full-Year Sales and Profit Outlook

Fiscal 2013 Second-Quarter Results – Continuing Operations, Excluding Fiscal 2012 Productivity Charges:

•	Heinz delivered its 30th consecutive quarter of organic sales growth (volume plus price) of 3.3%.

•	Reported sales grew 0.5% to $2.83 billion, despite a -2.4% foreign currency exchange impact.

•	Emerging Markets delivered 13.2% organic sales growth (+10.3% reported) and represented 23% of total Company sales.

•	Top 15 Brands delivered organic sales growth of 4.6% (+1.7% reported).

•	Global Ketchup posted 5.0% organic sales growth (+3.8% reported).

•	Net income grew 10.4% to $290 million (+22.3% reported).

•	Marketing investment increased 13.4% on a constant currency basis (10.0% reported).

•	Operating income declined 1.0% (+9.4% reported).

•	EPS grew 11.1% (+23.3% reported).

•	On a constant currency basis, sales grew 2.9%, operating income increased 0.5% and EPS rose 13.6% (excluding charges for productivity initiatives in Fiscal 2012).

•	Heinz reaffirms previously announced Fiscal 2013 full-year sales and profit outlook.

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Results excluding productivity charges in Fiscal 2012 represent the Company’s reported results adjusted to exclude charges for targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs taken in Fiscal 2012 to, among other things, increase manufacturing effectiveness and accelerate growth. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating free cash flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current-year foreign currency translation hedges.

PITTSBURGH--(BUSINESS WIRE)--November 20, 2012--H.J. Heinz Company (NYSE:HNZ) today reported solid second-quarter results, with growth of 11.1% in earnings per share from continuing operations (excluding charges for productivity initiatives in Fiscal 2012). The results were fueled by dynamic growth in Emerging Markets, continued growth in Global Ketchup and the Company's Top 15 Brands, and a favorable tax rate. This enabled Heinz to significantly increase investment in marketing and global capabilities to drive future growth.

“Heinz delivered solid results while making significant investments in our businesses and brands to drive growth," said Chairman, President and CEO William R. Johnson. “Notably, Heinz delivered its 30th consecutive quarter of organic sales growth, led by our trio of growth engines: Emerging Markets, Global Ketchup and the Company's Top 15 Brands."

Second-Quarter Results - Continuing Operations

In the second quarter ended October 28, 2012, reported sales increased 0.5% to $2.83 billion, with unfavorable foreign currency impacting sales by 2.4%. Net pricing increased 1.9% and volume grew 1.4%. Divestitures reduced total sales by 0.4%.

Heinz delivered organic sales growth of 3.3%, led by Emerging Markets, which posted organic sales growth of 13.2% for the quarter (10.3% reported). Organic sales growth was again impacted by prior-year decisions to exit T.G.I. Friday's® frozen meals and downsize the Long Fong® frozen business in China. Emerging Markets represented 23% of total Company sales.

The Company's Top 15 Brands achieved organic sales growth of 4.6% (1.7% reported), led by Heinz®, Quero®, ABC®, Classico®, Golden Circle®, Master® and Ore-Ida® brands. Global Ketchup delivered organic sales growth of 5.0% (3.8% on a reported basis), driven by strong performance in the U.S., Brazil and Russia.

Gross profit of $1.01 billion grew 4.7% and gross margin increased 140 basis points to 35.8%. Excluding charges for productivity initiatives in Fiscal 2012, gross profit increased 1.8% and gross margin increased 40 basis points, despite a $22 million unfavorable impact from foreign exchange and higher commodity costs.

Marketing increased 13.4% on a constant currency basis (10.0% increase on a reported basis), reflecting a significant increase in the U.S. and continued support in Emerging Markets.

SG&A expenses (which excludes marketing) of $502 million increased 0.3% to 17.8% of sales, and increased 2.3% excluding charges for productivity initiatives in Fiscal 2012, reflecting strategic investments to drive growth primarily in Emerging Markets and global systems.

Operating income of $392 million grew 9.4%. Excluding charges for productivity initiatives in Fiscal 2012, operating income declined 1.0% due to a 1.5% unfavorable impact from foreign exchange.

Heinz benefited from a previously projected low tax rate for the quarter. The effective tax rate was 9.6% compared to 18.1% a year ago or 19.6% excluding charges for productivity initiatives in Fiscal 2012. The Company expects a full-year tax rate of around 20%.

Net income from continuing operations of $290 million grew 22.3%, or 10.4% excluding charges for productivity initiatives in Fiscal 2012.

Diluted earnings per share from continuing operations of $0.90 grew 23.3%, or 11.1% excluding charges for productivity initiatives in Fiscal 2012. EPS was unfavorably impacted by $0.02 from foreign currency translation and translation hedges.

On a constant currency, continuing operations basis, sales grew 2.9% and excluding charges for productivity initiatives in Fiscal 2012, operating income increased 0.5% and EPS rose 13.6%. Total Company net income, including discontinued operations, was $289 million and EPS grew to $0.90.

Fiscal 2013 Outlook

“Heinz remains on track to deliver our previously announced sales and profit outlook for Fiscal 2013,” Mr. Johnson said.

For the full year, Heinz expects:

•	At least 4.0% organic sales growth;

•	Constant currency EPS growth of 5-8% on a continuing operations basis and excluding charges for productivity initiatives in Fiscal 2012; and

•	Strong operating free cash flow of $1 billion plus.

The Heinz Board of Directors on November 14 approved the continuation of the Company's share repurchase program by authorizing the multi-year repurchase of up to 15,000,000 additional shares.

SECOND-QUARTER OPERATING RESULTS BY BUSINESS SEGMENT

North American Consumer Products

Sales of $795 million increased 0.1%, while increasing 0.4% on an organic basis. Volume increased 1.2%, driven by Heinz® Gravy and Ketchup, Classico® pasta sauces and Ore-Ida® frozen potatoes, partially offset by the exit of T.G.I. Friday's® frozen meals. Net pricing declined 0.8%. Sales were unfavorably impacted 0.6% from the exit of the Boston Market® license. Favorable Canadian exchange translation rates increased sales 0.3%. Operating income of $190 million decreased 5.7%, reflecting a significant increase in marketing.

Europe

Sales of $808 million declined 4.2%, while increasing 0.1% on an organic basis. Volume increased 0.3% as strong growth in Russia and the U.K. was partially offset by declines in Italy and The Netherlands. Net pricing decreased 0.2%. Divestitures decreased sales by 0.6%. Unfavorable foreign exchange translation rates reduced sales 3.8%. Operating income of $140 million declined 2.8%, reflecting the impact of foreign currency and higher marketing investment.

Asia/Pacific

Sales of $606 million grew 2.3%, while increasing 4.1% on an organic basis. Volume increased 1.9% led by Master® soy sauce and Heinz® Ketchup and sauces in China. These results reflect the planned decreases in Long Fong® frozen products. Pricing increased 2.2%, driven primarily by Indonesia. Unfavorable foreign exchange translation rates reduced sales 1.9%. Operating income of $50 million grew 24.5%, reflecting strong results in both Developed and Emerging Markets.

 U.S. Foodservice

Both reported and organic sales grew 4.1% to $348 million. Volume was unchanged in the quarter as growth in Heinz® Ketchup was largely offset by a decline in soup. Pricing increased sales 4.1%, largely due to prior-year increases to offset commodity cost increases. Operating income of $44 million rose 26.8%, due to higher sales and the benefit from productivity initiatives.

 Rest of World

Sales of $270 million grew 8.6%, while increasing 19.8% on an organic basis. Volume increased 6.5%, led by Quero® in Brazil. Pricing increased 13.3%, led by Brazil and Venezuela. Unfavorable foreign exchange translation rates reduced sales 11.3%. Operating income of $27 million decreased 15.6% from a very strong growth quarter last year, reflecting unfavorable foreign exchange, inflation in Venezuela and capability investments in Brazil.

Year-to-Date

For the six months ended October 28, 2012, sales of $5.62 billion decreased 0.5%, and increased 4.0% on an organic basis. Operating income of $802 million increased 10.1%, while decreasing 0.6% excluding charges for productivity initiatives in Fiscal 2012. Net income of $569 million from continuing operations grew 22.7%. Excluding charges for productivity initiatives in Fiscal 2012, net income rose 9.9%. The year-to-date tax rate was 13.8% versus 20.7% last year. The lower tax rate reflects foreign tax planning initiatives and has helped fund marketing capability investments in the business. Diluted earnings per share from continuing operations of $1.76 grew 23.1% and increased 10.0% excluding charges for productivity initiatives in Fiscal 2012. EPS this year was reduced by $0.07 from unfavorable foreign currency translation. On a constant currency, continuing operations basis, sales grew 3.5% and excluding charges for productivity initiatives in Fiscal 2012, operating income grew 2.8% and EPS rose 14.4%. Total Company net income including discontinued operations was $547 million and EPS grew to $1.70.

Discontinued Operations

In the first quarter of Fiscal 2013, Heinz completed the previously announced sale of its U.S. Foodservice frozen desserts business. This transaction resulted in a $32.7 million pre-tax ($21.1 million after-tax) loss, which has been recorded in discontinued operations. The frozen desserts business had reported sales of $35 million in the six months ended October 26, 2011.

Conference Call/Webcast on Second-Quarter Fiscal 2013 Results

H.J. Heinz Company will host a conference call and Webcast for Securities Analysts and Media (listen only) to discuss the Company’s second-quarter Fiscal 2013 results and its Fiscal 2013 outlook today, November 20, 2012 at 8:00 a.m. Eastern time.

The meeting will be hosted by:

•	William R. Johnson, Chairman, President and Chief Executive Officer

•	Art Winkleblack, Executive Vice President and Chief Financial Officer

•	Margaret Nollen, Senior Vice President, Strategy and Investor Relations

A Webcast of the meeting and the presentation slides will be available to the general public in real-time and archived for playback on the Company Website, www.Heinz.com.

Live Event Dial-in Details:

Participants:
Institutional Investors/Analysts – U.S. Dial-In: 1-866-318-8614
Institutional Investors/Analysts – International Dial-In: 1-617-399-5133
Passcode: Heinz Earnings

Listen Only:
Media – U.S. Dial-In: 1-877-280-4953
Media – International Dial-In: 1-857-244-7310
Passcode: Heinz Earnings

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	sales, volume, earnings, or cash flow growth,

•	general economic, political, and industry conditions, including those that could impact consumer spending,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

•	competition from lower-priced private label brands,

•
increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

•	currency valuations and devaluations and interest rate fluctuations,

•	changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets,

•
our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,

•	the ability to effectively integrate acquired businesses,

•	new products, packaging innovations, and product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation,

•
the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,

•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

•	with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Consolidated Statements of Income

	Second Quarter Ended		Six Months Ended
(In Thousands, Except per Share Amounts)	October 28, 2012 FY 2013	October 26, 2011 FY 2012	October 28, 2012 FY 2013	October 26, 2011 FY 2012
Sales	$2,827,210	$2,813,964	$5,618,434	$5,646,562
Cost of products sold	1,813,801	1,846,345	3,603,037	3,695,311
Gross profit	1,013,409	967,619	2,015,397	1,951,251
Selling, general and administrative expenses	621,712	609,474	1,213,362	1,222,568
Operating income	391,697	358,145	802,035	728,683
Interest income	7,833	9,191	16,191	18,968
Interest expense	69,963	75,177	143,334	146,132
Other (expense)/income, net	(6,264)	1,244	(3,998)	(1,036)
Income from continuing operations before income taxes	323,303	293,403	670,894	600,483
Provision for income taxes	31,037	52,999	92,624	124,505
Income from continuing operations	292,266	240,404	578,270	475,978
Loss from discontinued operations, net of tax	(678)	(268)	(22,004)	(883)
Net income	291,588	240,136	556,266	475,095
Less: Net income attributable to the noncontrolling interest	2,144	3,127	8,795	11,972
Net income attributable to H.J. Heinz Company	$289,444	$237,009	$547,471	$463,123
Income/(loss) per common share:
Diluted
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.90	$0.73	$1.76	$1.43
Discontinued operations attributable to H.J. Heinz Company common shareholders	—	—	(0.07)	—
Net income attributable to H.J. Heinz Company common shareholders	$0.90	$0.73	$1.70	$1.43
Average common shares outstanding - diluted	323,058	323,561	322,969	323,910
Basic
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.91	$0.74	$1.78	$1.44
Discontinued operations attributable to H.J. Heinz Company common shareholders	—	—	(0.07)	—
Net income attributable to H.J. Heinz Company common shareholders	$0.90	$0.74	$1.71	$1.44
Average common shares outstanding - basic	320,492	320,876	320,415	321,158
Cash dividends per share	$0.515	$0.48	$1.03	$0.96
Amounts attributable to H.J. Heinz Company common shareholders:
Income from continuing operations, net of tax	$290,122	$237,277	$569,475	$464,006
Loss from discontinued operations, net of tax	(678)	(268)	(22,004)	(883)
Net income	$289,444	$237,009	$547,471	$463,123
(Totals may not add due to rounding)

H.J. Heinz Company and Subsidiaries
Segment Data

	Second Quarter Ended		Six Months Ended
(Amounts in thousands)	October 28, 2012 FY 2013	October 26, 2011 FY 2012	October 28, 2012 FY 2013	October 26, 2011 FY 2012
Net external sales:
North American Consumer Products	$794,957	$794,271	$1,553,809	$1,568,892
Europe	808,427	844,187	1,586,343	1,682,019
Asia/Pacific	606,283	592,825	1,264,216	1,263,591
U.S. Foodservice	348,028	334,436	663,374	642,403
Rest of World	269,515	248,245	550,692	489,657
Consolidated Totals	$2,827,210	$2,813,964	$5,618,434	$5,646,562
Operating income (loss):
North American Consumer Products	$190,341	$201,927	$373,772	$392,705
Europe	140,398	144,470	277,592	281,909
Asia/Pacific	49,784	39,989	122,613	101,234
U.S. Foodservice	44,223	34,886	80,873	67,417
Rest of World	27,094	32,119	58,107	64,415
Other:
Non-Operating	(60,143)	(57,929)	(110,922)	(101,169)
Productivity initiatives (a)	—	(37,317)	—	(77,828)
Consolidated Totals	$391,697	$358,145	$802,035	$728,683

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,315,116	$1,268,332	$2,634,416	$2,578,812
Meals and Snacks	1,072,892	1,090,462	2,043,544	2,081,912
Infant/Nutrition	285,254	301,508	581,972	623,622
Other	153,948	153,662	358,502	362,216
Total	$2,827,210	$2,813,964	$5,618,434	$5,646,562

(a) Includes costs in Fiscal 2012 associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated November 20, 2012:

Fiscal 2013 Second Quarter Sales Variances

The following table illustrates the components of the change in net sales versus the prior year for each of the five reported business segments.

	Second Quarter Ended October 28, 2012
	Volume	+	Price	=	Organic Sales Growth (a)	+	Net Acquisitions/ (Divestitures)	+	Foreign Exchange	=	Total Net Sales Change
Segment:
North American Consumer Products	1.2%		(0.8)%		0.4%		(0.6)%		0.3%		0.1%
Europe	0.3%		(0.2)%		0.1%		(0.6)%		(3.8)%		(4.2)%
Asia/Pacific	1.9%		2.2%		4.1%		—%		(1.9)%		2.3%
U.S. Foodservice	(0.1)%		4.1%		4.1%		—%		—%		4.1%
Rest of World	6.5%		13.3%		19.8%		—%		(11.3)%		8.6%
Consolidated Totals	1.4%		1.9%		3.3%		(0.4)%		(2.4)%		0.5%

Fiscal 2012 Results Excluding Charges for Productivity Initiatives

The following table reconciles the Company's Fiscal 2012 reported results to results excluding charges for productivity initiatives.

(amounts in thousands)	Second Quarter Ended October 26, 2011
Continuing Operations	Reported Results	_	Charges for productivity initiatives	=	Results excluding charges for productivity initiatives (b)
Sales	$2,813,964		$—		$2,813,964
Gross Profit	$967,619		$(27,451)		$995,070
Gross Profit Margin	34.4%		(1.0)%		35.4%
SG&A excluding marketing	$500,797		$9,866		$490,931
Operating Income	$358,145		$(37,317)		$395,462
Effective tax rate	18.1%		31.6%		19.6%
Income from continuing operations, net of tax	$237,277		$(25,534)		$262,811
Diluted earnings per share from continuing operations	$0.73		$(0.08)		$0.81

(amounts in thousands)	Six Months Ended October 26, 2011
Continuing Operations	Reported Results	_	Charges for productivity initiatives	=	Results excluding charges for productivity initiatives (b)
Operating Income	$728,683		$(77,828)		$806,511
Income from continuing operations, net of tax	$464,006		$(53,982)		$517,988
Diluted earnings per share from continuing operations	$1.43		$(0.17)		$1.60

Constant Currency

The following table reconciles the Company's results from continuing operations excluding charges for productivity initiatives in Fiscal 2012 to constant currency results for the current period.

(amounts in thousands, except per share amounts)	Results excluding charges for productivity initiatives in FY12	_	Currency Translation	_	Currency Translation Hedges	=	Constant Currency Results excluding charges for productivity initiatives in FY12
Continuing Operations

Sales
Second Quarter Ended October 28, 2012	$2,827,210		(68,664)		—		$2,895,874	(c)
Second Quarter Ended October 26, 2011	$2,813,964		—		—		$2,813,964
Change	$13,246						$81,910
% Change	0.5%						2.9%

Six Months Ended October 28, 2012	$5,618,434		(228,062)		—		$5,846,496	(c)
Six Months Ended October 26, 2011	$5,646,562		—		—		$5,646,562
Change	$(28,128)						$199,934
% Change	(0.5)%						3.5%

Marketing
Second Quarter Ended October 28, 2012	$119,553		(3,726)		—		$123,279	(c)
Second Quarter Ended October 26, 2011	$108,677		—		—		$108,677
Change	$10,876						$14,602
% Change	10.0%						13.4%

Operating Income
Second Quarter Ended October 28, 2012	$391,697		(5,775)		—		$397,472	(c)
Second Quarter Ended October 26, 2011	$395,462	(b)	—		—		$395,462	(b)
Change	$(3,765)						$2,010
% Change	(1.0)%						0.5%

	Results excluding charges for productivity initiatives in FY12	_	Currency Translation	_	Currency Translation Hedges	=	Constant Currency Results excluding charges for productivity initiatives in FY12
Operating Income
Six Months Ended October 28, 2012	$802,035		(27,366)		—		$829,401	(c)
Six Months Ended October 26, 2011	$806,511	(b)	—		—		$806,511	(b)
Change	$(4,476)						$22,890
% Change	(0.6)%						2.8%

Earnings per share from continuing operations- Diluted
Second Quarter Ended October 28, 2012	$0.90		(0.01)		(0.01)		$0.92	(c)
Second Quarter Ended October 26, 2011	$0.81	(b)	—		—		$0.81	(b)
Change	$0.09						$0.11
% Change	11.1%						13.6%

Six Months Ended October 28, 2012	$1.76		(0.07)		—		$1.83	(c)
Six Months Ended October 26, 2011	$1.60	(b)	—		—		$1.60	(b)
Change	$0.16						$0.23
% Change	10.0%						14.4%

	Second Quarter Ended October 28, 2012
Organic Sales	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change
Emerging Markets	13.2%		(7.6)%		4.7%	(d)	10.3%
Global Ketchup	5.0%		(1.1)%		—%		3.8%
Top 15 Brands	4.6%		(2.9)%		—%		1.7%

	Six Months Ended October 28, 2012
Total Company	4.0%		(4.0)%		(0.5)%		(0.5)%

(a) Organic sales growth is a non-GAAP measure that is defined as volume plus price or total sales growth excluding the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Excludes costs in Fiscal 2012 associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.
(c) Excludes currency translation versus FY12 average rates as well as current year translation hedge.
(d) Emerging Markets sales in Fiscal 2013 now include the markets of Papua New Guinea, South Korea and Singapore. Sales in these markets were included in Developed Markets sales in the prior year and therefore, were treated as an acquisition variance when comparing current year sales to the prior year for Emerging Markets.

(Totals may not add due to rounding)

H.J. Heinz Company
Non-GAAP Performance Ratios

Sales Variances
The following table illustrates the components of the change in net sales versus the prior year.

Total Heinz (Continuing Operations)			2006(b)(d)	2007(b)(d)	2008(d)	Q109(d)	Q209(d)	Q309(d)	Q409(d)	2009

Volume			3.9%	0.8%	3.9%	5.4%	(0.9)%	(6.2)%	(1.9)%	(1.2)%
Price			(0.1)%	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.2%
Acquisition			5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%
Divestiture			(1.2)%	(3.1)%	(0.8)%	—%	(0.2)%	(0.1)%	(0.2)%	(0.2)%
Exchange			(1.4)%	2.8%	5.2%	4.1%	(3.2)%	(11.3)%	(13.9)%	(6.6)%
Total Change in Net Sales			6.1%	3.9%	12.3%	15.5%	4.0%	(7.1)%	(5.0)%	1.3%
Total Organic Growth (a)			3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%

	Q110(d)	Q210(d)	Q310(d)	Q410(d)	2010	Q111(d)	Q211(d)	Q311(d)	Q411(d)	2011
Volume	(3.9)%	(3.8)%	1.2%	1.6%	(1.3)%	2.5%	0.3%	0.5%	(0.3)%	1.0%
Price	6.0%	4.6%	1.8%	1.0%	3.4%	1.1%	0.6%	1.2%	1.9%	1.2%
Acquisition	3.1%	3.1%	2.9%	0.3%	2.4%	0.1%	0.1%	1.2%	1.1%	0.6%
Divestiture	(0.2)%	—%	—%	—%	(0.1)%	—%	—%	—%	—%	—%
Exchange	(9.0)%	(1.0)%	6.9%	5.5%	0.5%	(2.1)%	(2.3)%	(1.4)%	3.3%	(0.5)%
Total Change in Net Sales	(4.0)%	2.9%	12.7%	8.3%	4.9%	1.6%	(1.2)%	1.5%	6.0%	2.2%
Total Organic Growth (a)	2.1%	0.8%	3.0%	2.6%	2.1%	3.6%	0.9%	1.7%	1.6%	2.2%

	Q112	Q212	Q312	Q412(c)	2012(c)	Q113	Q213
Volume	(0.6)%	(2.8)%	0.5%	1.5%	(0.3)%	2.5%	1.4%
Price	3.7%	4.4%	4.2%	3.0%	3.8%	2.3%	1.9%
Acquisition	4.7%	5.0%	3.7%	3.1%	4.1%	—%	—%
Divestiture	—%	(0.6)%	(0.7)%	(0.7)%	(0.5)%	(0.6)%	(0.4)%
Exchange	7.2%	2.4%	(0.4)%	(1.4)%	1.8%	(5.6)%	(2.4)%
Total Change in Net Sales	15.0%	8.4%	7.3%	5.5%	8.9%	(1.5)%	0.5%
Total Organic Growth (a)	3.1%	1.6%	4.7%	4.5%	3.5%	4.8%	3.3%
____________________________________________________
(a) Organic sales growth is a non-GAAP measure that is defined as volume plus price or total sales growth excluding the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Fiscal 2007 had one less week than Fiscal 2006.
(c) Fiscal 2012 had 2 extra business days than Fiscal 2011.
(d) Amounts have not been restated for the disposal of the U.S. Foodservice frozen desserts business, which was reported in discontinued operations in Fiscal 2013.
(Totals may not add due to rounding)

CONTACTS:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Mary Ann Bell, 412-237-9760
Maryann.bell@us.hjheinz.com